Exhibit 23.1




The Board of Directors
Superior Energy Services, Inc.:


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.



                                                        KPMG LLP


New Orleans, Lousiana
April 19, 2000